UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2011
Date of Report (Date of earliest event reported)

iPARTY CORP.
(Exact name of registrant as specified in its charter)

Delaware	001-15611	76-0547750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
270 Bridge Street, Suite 301, Dedham, Massachusetts	02026
(Address of principal executive offices)	(Zip Code)

(781) 329-3952
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

On October 7, 2011, the Board of Directors of iParty Corp. (the “Company”), a Delaware corporation, adopted a new shareholder rights plan, as set forth in the Shareholder Rights Agreement, dated October 7, 2011, between the Company and Continental Stock Transfer & Trust Company, as Rights Agent (the “Rights Agreement”). Continental Stock Transfer & Trust Company also serves as the Company’s transfer agent.  The Rights Agreement will replace the Company’s existing shareholder rights plan (“Existing Rights Plan”), which is scheduled to expire on November 9, 2011. While the new Rights Agreement contains provisions which are similar to the Existing Rights Plan, the New Rights Agreement contains a three-year independent director evaluation (TIDE) provision, which requires that a committee of independent directors of the Company consider at least once every three years whether maintaining the rights plan continues to be in the best interests of stockholders.

In general terms, the Rights Agreement works by imposing a significant penalty upon any person or group that acquires 10% or more of the outstanding voting stock of the Company without the approval of the Board of Directors. The Rights Agreement should not interfere with any merger or other business combination approved by the Board of Directors.

A summary of the terms of the Rights Agreement follows. This description is only a summary, and is not complete, and should be read together with the entire Rights Agreement, which has been filed as Exhibit 4.1 to this Form 8-K and is incorporated herein by reference.  A copy of the Rights Agreement is available free of charge from the Company.

Pursuant to the terms and subject to the conditions of the Rights Agreement, the Board of Directors declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $0.001 per share (the “Common Stock”) and each outstanding share of preferred stock, par value $.001 (the “Preferred Stock”, and together with the Common Stock, the “Capital Stock”), on a fully diluted basis. The dividend is payable on November 9, 2011 to the stockholders of record at the close of business on November 9, 2011 (the “Record Date”).

Issuance of Rights. Each holder of Capital Stock of the Company as of the Record Date will receive a dividend of one Right per share of Capital Stock. Each Right entitles the registered holder to purchase from the Company one one-hundredth of a share of Series H Junior Preferred Stock, par value $0.001 per share, of the Company (the “Series H Junior Preferred Stock”) at a price of $2.00 per one one-hundredth of a share of new Series H Junior Preferred Stock (the “Exercise Price”), subject to adjustment.

Distribution Date. Until the Distribution Date, the Rights will be evidenced, with respect to any of the Capital Stock certificates outstanding as of the Record Date, by such Capital Stock certificates.

The Distribution Date is the earlier to occur of:

  10 calendar days following a public announcement that a person or group of affiliated or associated persons (with certain exceptions, an “Acquiring Person”) has acquired beneficial ownership of 10% or more of the outstanding shares of voting stock (or, if such tenth calendar occurs before the Record Date, the close of business on the Record Date) ; or
  10 business days (or if such ten business days occurs before the Record Date, the close of business on the Record Date) or such later date as may be determined by action of the Board of Directors of the Company prior to such time as any person or group of affiliated persons becomes an Acquiring Person following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the outstanding shares of voting stock.

The Rights Agreement provides that, until the Distribution Date (or earlier expiration of the Rights):

  the Rights will be transferred with and only with the Capital Stock;
  new Capital Stock certificates issued after the Record Date upon transfer or new issuances of Capital Stock will contain a notation incorporating the Rights Agreement by reference; and
  the surrender for transfer of any certificates for shares of Capital Stock outstanding as of the Record Date, even without such notation or a copy of the Summary of Rights, will also constitute the transfer of the Rights associated with the shares of Capital Stock represented by such certificate

Issuance of Rights Certificates. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (“Right Certificates”) will be mailed to holders of record of the Capital Stock as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

Expiration of Rights. The Rights are not exercisable until the Distribution Date. The Rights will expire on November 9, 2021 (the “Final Expiration Date”), unless the Final Expiration Date is advanced or extended or unless the Rights are earlier redeemed by the Company, in each case as described below.

Anti-Dilution Adjustments. The Exercise Price payable, and the number of shares of Series H Junior Preferred Stock or other securities or property issuable, upon exercise of the Rights is subject to adjustment from time to time to prevent dilution. The number of outstanding Rights is subject to adjustment in the event of a stock dividend on the Common Stock payable in shares of Common Stock or subdivisions, consolidations or combinations of the Common Stock occurring, in any such case, prior to the Distribution Date.

Terms of Series H Junior Preferred Stock. Shares of Series H Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable and, unless otherwise provided in connection with the creation of a subsequent series of preferred stock, subordinate to any other series of the Company's Preferred Stock. Each share of Series H Junior Preferred Stock will be entitled, when, as and if declared, to an amount equal to 100 times the payment made per share of Common Stock.  In the event of liquidation, dissolution or winding up of the Company, the holders of the Series H Junior Preferred Stock will be entitled to receive the greater of (i) $2.00 per one one-hundredth of a share (ii) or 100 times the payment made per share of Common Stock.  Each share of Series H Junior Preferred Stock will have 100 votes, voting together with the Common Stock.  In the event of any merger, consolidation or other transaction in which outstanding shares of Common Stock are converted or exchanged, each share of Series H Junior Preferred Stock will be entitled to receive 100 times the amount received per share of Common Stock. These rights are protected by customary anti-dilution provisions.

Flip-In Event. In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, each holder of a Right, other than Rights beneficially owned by the Acquiring Person (which will thereupon become void), will thereafter have the right to receive upon exercise of a Right that number of shares of Series H Junior Preferred Stock having a market value of two times the Exercise Price of the Right.

Flip-Over Event. In the event that, after a person or group has become an Acquiring Person, the Company is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right (other than Rights beneficially owned by an Acquiring Person which will have become void) will thereafter have the right to receive upon the exercise of a Right that number of shares of common stock of the person with whom the Company has engaged in the foregoing transaction (or its parent) that at the time of such transaction have a market value of two times the Exercise Price of the Right.

Fractional Shares. No fractional shares of Series H Junior Preferred Stock will be issued (other than fractions of Series H Junior Preferred Stock which are integral multiples of one one-hundredth of a share of Series H Junior Preferred Stock, which may, at the election of the Company, be evidenced by depositary receipts), and in lieu thereof the Company may, at its election, round up any fractions of shares of Series H Junior Preferred Stock to the nearest whole number.

Redemption. At any time prior to the time an Acquiring Person becomes such and for a period of ten days thereafter, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.001 per Right (the “Redemption Price”) payable, at the option of the Company, in cash, shares of Common Stock or such other form of consideration as the Board of Directors of the Company shall determine. The redemption of the Rights may be made effective at such time, on such basis and with such conditions as the Board of Directors of the Company in its sole discretion may establish. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

Amendment of Rights Agreement. For so long as the Rights are then redeemable, the Company may, except with respect to the Redemption Price, amend the Rights Agreement in any manner. After the Rights are no longer redeemable, the Company may amend the Rights Agreement in any manner that does not adversely affect the interests of holders of the Rights.

No Stockholder Rights Until Exercise. Until a Right is exercised or exchanged, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

The information set forth under Item 5.03 below is incorporated herein by reference.

Item 3.03           Material Modification to Rights of Security Holders.

The information included in Item 1.01 is incorporated by reference into this item.

Item 5.03.          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

In connection with the adoption of the Rights Agreement referenced in Item 1.01 above, the Board of Directors approved the Certificate of Designation establishing the Series H Junior Preferred Stock and the rights, preferences and privileges thereof. The Certificate of Designation was filed with the Secretary of State of the State of Delaware on October 7, 2011. The Certificate of Designation is attached hereto as Exhibit 3.1 and is incorporated herein by reference. The information set forth under Item 1.01 above is incorporated herein by reference.

Item 8.01           Other Events

On October 11, 2011, the Company issued a press release announcing the adoption of the rights plan. See press release attached as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01           Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Exhibit
3.1	Certificate of Designation of the Series H Junior Preferred Stock
4.1

Rights Agreement, dated as of October 7, 2011, between iParty Corp. and Continental Stock Transfer & Trust Company, as Rights Agent, which includes the Summary of Rights as Exhibit A, the form of Rights Certificate as Exhibit B and the form of Certificate of Designation of Series H Junior Preferred Stock as Exhibit C.

99.1	Press Release dated October 11, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPARTY CORP.

		By:	/s/ SAL PERISANO
Sal Perisano
Chairman of the Board and Chief Executive Officer

Dated:	October 11, 2011

Exhibit Index

Exhibit No.	Exhibit
3.1	Certificate of Designation of the Series H Junior Preferred Stock
4.1

Rights Agreement, dated as of October 7, 2011, between iParty Corp. and Continental Stock Transfer & Trust Company, as Rights Agent, which includes the Summary of Rights as Exhibit A, the form of Rights Certificate as Exhibit B and the form of Certificate of Designation of Series H Junior Preferred Stock as Exhibit C.

99.1	Press Release dated October 11, 2011